EFFECTIVE JUNE 16, 2003 THE NAME OF THE COMPANY IS CHANGED TO
BERKELEY TECHNOLOGY LIMITED

EXHIBIT A
AMERICAN DEPOSITARY SHARES (Each American Depositary
 Share represents ten (10) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF $.05 EACH OF
LONDON PACIFIC GROUP LIMITED
(INCORPORATED UNDER THE LAWS OF JERSEY, CHANNEL ISLANDS)
The Bank of New York as depositary (hereinafter called
 the "Depositary"), hereby certifies that
 ________________________________________________,
or registered assigns IS THE OWNER OF ______________________________ AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares (herein called "Shares")
of London Pacific Group Limited, incorporated under the
laws of Jersey, Channel Islands (herein called the "Company").
At the date hereof, American Depositary Share represents ten
(10) Ordinary Shares deposited or subject to deposit under
the Deposit Agreement (as such term is hereinafter defined)
at the London office of The Bank of New York
(herein called the "Custodian").
The Depositary's Corporate Trust Office is located
at a different address than its principal executive office.
Its Corporate Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.  10286

1. THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue
(herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of September 25, 1992, as amended and restated as of November 24, 1993, as further amended and restated as of March 14, 2000, as further amended and restated as of June 24, 2002 (herein called the "Deposit Agreement", by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.
The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.
This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to
(i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.
4. LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.
The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner hereof shall remain liable for any deficiency.
5. WARRANTIES OF DEPOSITORS.
Every person depositing Shares hereunder shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and offer or sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933 and that such Shares are not Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. Any Shares delivered to the Custodian for deposit bearing a legend on the certificates representing such Shares shall not be accepted for deposit without the Company's prior consent.
6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may, and at the lawful and reasonable request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the United Kingdom which is then performing the function of the regulation of currency exchange.
7. CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.
The Depositary shall present its statement for such charges and expenses to the Company once every three months.
The charges and expenses of the Custodian are for the sole account of the Depositary. The Company shall not pay or be liable for any fee or amount required to be paid by any other person hereunder.
The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering
Receipts or to whom Receipts are issued
(including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit
Agreement),
whichever applicable: (1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement,
(5) a fee not in excess of $10.00 or less per 100 American Depositary
 Shares (
or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 and 4.03 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement,
(6) a fee not in excess of $.02 or less per American Depositary Share
(or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including but not limited to such distributions made pursuant to Sections 4.01 through 4.04 thereof and, (7) a fee not in excess of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement.
The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
8. LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.
In its capacity as Depositary, the Depositary will lend neither the Shares held under the Deposit Agreement nor the Receipts; provided, however, that the Depositary reserves the right to
(i) execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under
(i) above but for which Shares may not have been received.
The Depositary may receive Receipts in lieu of Shares under
(1) above and receive Shares in lieu of Receipts under (ii) above.
Each such transaction will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be,
(b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate,
(c) terminable by the Depositary on not more than five
(5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.
The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares evidenced by Receipts outstanding under (i) above), or Shares held under the Deposit Agreement, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be done under the Deposit Agreement with any one person on a case by case basis as it deems appropriate.
The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
9. TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.
10. VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreementor be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary or, if a Registrar for the Receipts shall have been appointed, by the manual or facsimile signature of a duly authorized officer of the Registrar.
11. REPORTS; INSPECTION OF TRANSFER BOOKS.
The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission
(hereinafter called the "Commission"). Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.
The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.
Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.
The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
12. DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received
(net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing
American Depositary Shares representing such Deposited Securities shall be reduced accordingly.
Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional
Receipts evidencing an aggregate number of American
Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.
In lieu of delivering Receipts for fractional American Depositary
Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.
If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary, subject to all applicable legal requirements, may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
13. RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.
If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American
Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and
(b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully and feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
The Depositary will not offer or distribute rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. Notwithstanding any other provision of this Deposit Agreement, under no circumstances shall the Depositary, any Owner or any other person have the right to require the Company to register under the Securities Act of 1933, or otherwise, any rights or securities issued by the Company.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
14. CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency
(or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15. RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made,
or whenever rights shall be issued with respect to
the Deposited Securities, or whenever for any reason
the Depositary causes a change in the number of
Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of
any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date
(a) for the determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or
(ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each
American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
16. VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares
or other Deposited Securities, if requested in writing by
the Company, the Depositary shall, as soon as practicable
thereafter, mail to the Owners of Receipts a notice, the
form of which notice shall be in the sole discretion of
the Depositary, which shall contain (a) such information
as is contained in such notice of meeting, and
(b) a statement that the Owners of Receipts as of the
close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association of the Company, to instruct the Depositary
as to the exercise of the voting rights, if any, pertaining
to the amount of Shares or other Deposited Securities
represented by their respective American Depositary Shares.
Upon the written request of an Owner of a Receipt on such
record date, received on or before the date established
by the Depositary for such purpose, the Depositary shall
endeavor in so far as practicable and permitted by applicable law and the Company's Articles of Association, to vote or cause to be voted the amount of Shares or other Deposited Securities
represented by such American Depositary Shares evidenced
by such Receipt in accordance with the instructions
set forth in such request.
17. CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of Section 4.03 of
the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other
reclassification of Deposited Securities, or upon any
recapitalization, reorganization, merger or consolidation,
or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a
Custodian in exchange for or in conversion of or in respect of
Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares
shall thenceforth represent the new Deposited Securities so
received in exchange or conversion, unless additional
Receipts are delivered pursuant to the following sentence.
In any such case the Depositary may, and shall if the
Company shall so request, execute and deliver additional
Receipts as in the case of a dividend on the Shares,
or call for the surrender of outstanding Receipts to be
exchanged for new Receipts specifically describing such new Deposited
Securities.
18. LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company nor any of their officers, directors, employees, agents or affiliates shall incur any
liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental or regulatory authority,
or by reason of any provision, present or future, of the
Articles of Association of the Company, or by reason of
any act of God or war or other circumstances beyond its
control, the Depositary or the Company or any of their officers, directors, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal liability or penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by
reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to
Section 4.04 of
the Deposit Agreement, such distribution or offering may not be made available
to Owners of Receipts, and the Depositary may not dispose of such distribution
or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the
Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of
 Receipts,
except that they agree to perform their obligations specifically set forth in
the Deposit Agreement without negligence or bad faith.  The Depositary shall
not be subject to any liability with respect to the validity or worth of the
Deposited Securities.  Neither the Depositary nor the Company shall be under
any obligation to appear in, prosecute or defend any action, suit, or other
proceeding in respect of any Deposited Securities or in respect of the
Receipts,
which in its opinion may involve it in expense or liability, unless indemnity
satisfactory to it against all expense and liability shall be furnished as often
as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a
 Receipt,
or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible
for any failure to carry out any instructions to vote any of the
Deposited Securities, or for the manner in which any such vote is cast or the
effect of any such vote, provided that any such action or nonaction is in good faith.
The Depositary shall comply with all applicable federal and state securities
laws in connection with the offer and sale of Receipts.  The Depositary shall not be
liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of
the Depositary or in connection with a matter arising
wholly after the removal or resignation of the Depositary,
provided that in connection with the issue out of which such potential liability arises, the Depositary performed its
obligations without negligence or bad faith while it acted as Depositary.
The Company agrees to indemnify the Depositary, its officers, directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense
(including, but not limited to, the fees and expenses of counsel)
which may arise out of acts performed or omitted,
in accordance with the provisions of the Deposit Agreement
and of the Receipts, as the same may be amended, modified,
or supplemented from time to time, (i) by either
the Depositary or a Custodian or their respective officers,
directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or any of their respective officers, directors, employees,
agents or affiliates, or (ii) by the Company or any of its officers, directors,
 employees, agents and affiliates.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit
Agreement.
19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR
 CUSTODIAN.
The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the
Company pursuant to Section 6.02 of the Deposit Agreement,
such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
In case at any time the Depositary shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.
Every successor depositary shall execute and deliver
to its predecessor and to the Company an instrument
in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  Notwithstanding the foregoing
(1) if such succession is the result of the removal of such predecessor, then upon (a) payment by the Company to such predecessor of all sums due and payable by the Company to such predecessor,
(b) payment to such predecessor of all other sums due it by persons other than the Company pursuant to the terms of the Deposit Agreement, and (c) the written request of the Company, such predecessor shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the
Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts, and (2) if such succession is the result of the resignation of such predecessor,
then (a) upon payment by the Company to such predecessor of
all sums due and payable by the Company to such predecessor, and (b) the written request of the Company, such predecessor shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under
the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts, provided, however, that such predecessor shall nevertheless be entitled to receive payment of all such other sums due it by persons other than the Company pursuant to the terms of the Deposit Agreement.  Any such successor
depositary shall promptly mail notice of its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.
20. AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect
which they may deem necessary or desirable.  Any amendment
which shall impose or increase any fees or charges
(other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or which shall
otherwise prejudice any substantial existing right of
Owners of Receipts, shall, however, not become effective
as to outstanding Receipts until the expiration of thirty
days after notice of such amendment shall have been given
to the Owners of outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so becomes effective
shall be deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and to be bound by
the Deposit Agreement as amended thereby.
In no event shall any amendment impair the right of
the Owner of any Receipt to surrender such Receipt and
receive therefor the Deposited Securities represented
thereby except in order to comply with mandatory provisions of applicable law.
21. TERMINATION OF DEPOSIT AGREEMENT.
The Depositary at any time at the direction of the
Company, shall terminate the Deposit Agreement by mailing
notice of such termination to the Company and to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired
after the Depositary shall have delivered to the Company
a written notice of its election to resign and a successor
depositary shall not have been appointed and accepted its
appointment as provided in the Deposit Agreement.
On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (
b) payment of the fee of the Depositary for the surrender of
Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order,
of the amount of Deposited Securities represented by the
American Depositary Shares evidenced by such Receipt.
If any Receipts shall remain outstanding after the date
of termination, the Depositary thereafter shall discontinue
the registration of transfers of Receipts, shall suspend
the distribution of dividends to the Owners thereof, and
shall not give any further notices or perform any further
acts under the Deposit Agreement, except that the
Depositary shall continue to collect dividends and other
distributions pertaining to Deposited Securities,
shall sell rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited Securities,
together with any dividends or other distributions
received with respect thereto and the net proceeds
of the sale of any rights or other property, in exchange
for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the Owner of such
Receipt in accordance with the terms and conditions of
the Deposit Agreement, and any applicable taxes or governmental charges).
At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then
held under the Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale, together with
any other cash then held by it thereunder, unsegregated
and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the
Depositary shall be discharged from all obligations under
the Deposit Agreement, except to account for such net proceeds and other cash
(after deducting, in each case, the fee of
the Depositary for the surrender of a Receipt,
any expenses for the account of the Owner of such Receipt
in accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or governmental charges).
Upon the termination of the Deposit Agreement, the Company
shall be discharged from all obligations under the
Deposit Agreement except for its obligations to the
Depositary with respect to indemnification, charges, and expenses.
1


13



exhibit1